UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 24, 2003




                            JUPITERMEDIA CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


    Delaware                        000-26393                     06-1542480
---------------                 ----------------             -------------------
(State or other                 (Commission File               (IRS Employer
jurisdiction of                      Number)                 Identification No.)
incorporation)


        23 Old Kings Highway South, Darien, CT                       06820
        ----------------------------------------                   ----------
        (Address of principal executive offices)                   (Zip Code)



        Registrant's telephone number, including area code:      (203) 662-2800




                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 5.  Other Events.

     On June 24, 2003, the Registrant agreed to acquire (the "Acquisition") ArtToday, Inc. (the "Company"), an Arizona corporation and a subsidiary of International Microcomputer Software, Inc. (the "Seller"), pursuant to a Stock Purchase Agreement (the "Purchase Agreement"), dated June 24, 2003, between the Seller and the Registrant. The Acquisition is expected to close on June 30, 2003 or as soon thereafter as the conditions to the closing set forth in the Purchase Agreement are satisfied or waived (the "Closing Date"). On the Closing Date, ArtToday, Inc. will be the successor to ArtToday.com, Inc., another subsidiary of the Seller.

     The consideration paid in the Acquisition (which was determined as a result of arms'-length negotiations) consisted of cash in the amount of $13,000,000 and 250,000 unregistered shares of the Registrant's common stock. The purchase price is subject to adjustment after the Closing Date based on the adjusted net assets of the Company as of the Closing Date. Furthermore, additional cash earnout payments, may be made based on net revenues derived from the Company for the six consecutive months following the Closing Date (the "First Earnout Period"), the six consecutive months following the First Earnout Period (the "Second Earnout Period"), and the twelve consecutive months following the Second Earnout Period (the "Third Earnout Period" and collectively, with the First Earnout Period and the Second Earnout Period, the "Earnout Periods"). Any earnout payments will be made forty-five days after the end of each of the Earnout Periods.

     ArtToday.com offers paid online subscriptions for photographs, clipart, Web graphics, animations and fonts. In addition, ArtToday.com, has a network of design-oriented Web sites that provide graphic users with royalty free content at affordable prices. These sites include Photos.com (www.photos.com), ClipArt.com (www.ClipArt.com), Graphics.com (www.graphics.com), FlashComponents.com (www.flashcomponents.com) and RebelArtist.com (www.rebelartist.com), among others. ClipArt.com is the largest subscription-based graphics resource on the Web with more than 2.5 million clipart images, animations, photos, fonts and sounds. The entire ArtToday.com network of Web sites generates in excess of 30 million page views per month and has approximately 3.0 million unique visitors per month.

Item 7. Financial Statements and Exhibits

     (c) Exhibits:

     99.1 Press Release, dated June 25, 2003, of Jupitermedia Corporation


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          JUPITERMEDIA CORPORATION


                                          By /s/ Christopher S. Cardell
                                             --------------------------
                                             Christopher S. Cardell
                                             President

Date:  June 25, 2003


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                                  EXHIBIT INDEX

Exhibit:
-------

99.1  Press Release, dated June 25, 2003, of Jupitermedia Corporation